Exhibit 99.1

CONTACT:	Corporate Communications
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Investor Relations
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Delta Reports Financial and Operating Performance for January 2017

ATLANTA, February 2, 2017 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for January 2017.

Consolidated passenger unit revenue (PRASM) for the month of January declined 2.5% year over year, consistent with the company’s expectation for the quarter. A modest benefit from holiday timing in the month was offset by a 2.5 point headwind from calendar placement and 2 points of pressure from the lapping of 2016’s winter storm Jonas.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
January consolidated PRASM change year over year	(2.5)%
January mainline completion factor	99.0%
January on-time performance (preliminary DOT A14)	80.7%

Delta Air Lines serves more than 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented six consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 323 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Jan 2017	Jan 2016	Change		Jan 2017	Jan 2016	Change

RPMs (000):
Domestic	9,585,117	9,300,327	3.1%		9,585,117	9,300,327	3.1%
Delta Mainline	8,051,223	7,808,471	3.1%		8,051,223	7,808,471	3.1%
Regional	1,533,894	1,491,856	2.8%		1,533,894	1,491,856	2.8%
International	6,052,897	6,277,815	(3.6%)		6,052,897	6,277,815	(3.6%)
Latin America	2,033,222	1,951,560	4.2%		2,033,222	1,951,560	4.2%
Delta Mainline	1,988,171	1,896,783	4.8%		1,988,171	1,896,783	4.8%
Regional	45,051	54,777	(17.8%)		45,051	54,777	(17.8%)
Atlantic	2,317,666	2,401,487	(3.5%)		2,317,666	2,401,487	(3.5%)
Pacific	1,702,009	1,924,768	(11.6%)		1,702,009	1,924,768	(11.6%)
Total System	15,638,014	15,578,142	0.4%		15,638,014	15,578,142	0.4%

ASMs (000):
Domestic	11,865,625	11,471,492	3.4%		11,865,625	11,471,492	3.4%
Delta Mainline	9,773,973	9,435,104	3.6%		9,773,973	9,435,104	3.6%
Regional	2,091,652	2,036,388	2.7%		2,091,652	2,036,388	2.7%
International	7,397,399	7,683,480	(3.7%)		7,397,399	7,683,480	(3.7%)
Latin America	2,406,179	2,330,513	3.2%		2,406,179	2,330,513	3.2%
Delta Mainline	2,346,166	2,262,008	3.7%		2,346,166	2,262,008	3.7%
Regional	60,013	68,505	(12.4%)		60,013	68,505	(12.4%)
Atlantic	3,014,477	3,155,992	(4.5%)		3,014,477	3,155,992	(4.5%)
Pacific	1,976,743	2,196,975	(10.0%)		1,976,743	2,196,975	(10.0%)
Total System	19,263,024	19,154,972	0.6%		19,263,024	19,154,972	0.6%

Load Factor:
Domestic	80.8%	81.1%	(0.3)	pts	80.8%	81.1%	(0.3)	pts
Delta Mainline	82.4%	82.8%	(0.4)	pts	82.4%	82.8%	(0.4)	pts
Regional	73.3%	73.3%	0.0	pts	73.3%	73.3%	0.0	pts
International	81.8%	81.7%	0.1	pts	81.8%	81.7%	0.1	pts
Latin America	84.5%	83.7%	0.8	pts	84.5%	83.7%	0.8	pts
Delta Mainline	84.7%	83.9%	0.8	pts	84.7%	83.9%	0.8	pts
Regional	75.1%	80.0%	(4.9)	pts	75.1%	80.0%	(4.9)	pts
Atlantic	76.9%	76.1%	0.8	pts	76.9%	76.1%	0.8	pts
Pacific	86.1%	87.6%	(1.5)	pts	86.1%	87.6%	(1.5)	pts
Total System	81.2%	81.3%	(0.1)	pts	81.2%	81.3%	(0.1)	pts

Mainline Completion Factor	99.0%	98.7%	0.3	pts

Passengers Boarded	13,423,294	13,292,160	1.0%		13,423,294	13,292,160	1.0%

Cargo Ton Miles (000):	149,550	158,886	(5.9%)		149,550	158,886	(5.9%)

a Results include flights operated under contract carrier arrangements

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